UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Santarus, Inc. (“Santarus”) disclosed on August 10, 2010 that Schering-Plough HealthCare Products, Inc., a subsidiary of Merck & Co., Inc. (“Schering-Plough”), has received a Notice of Paragraph IV Certification from Par Pharmaceutical, Inc. (“Par”) advising of the submission of an Abbreviated New Drug Application (“ANDA”) for an over-the-counter (“OTC”) version of omeprazole and sodium bicarbonate capsules, 20 mg/1100 mg.
     Santarus entered into an OTC license agreement with Schering-Plough in October 2006, granting Schering-Plough exclusive rights to develop, manufacture, market and sell Zegerid® brand omeprazole products for the OTC market in the U.S. and Canada. Schering-Plough received FDA approval to market Zegerid OTC® (omeprazole 20 mg/sodium bicarbonate 1100 mg capsules), its first Zegerid formulation under the license agreement, in December 2009. Schering-Plough commenced commercial sales of Zegerid OTC in March 2010.
     Par’s notice letter alleges that the patents listed in the Orange Book for Zegerid OTC (U.S. Patent Nos. 6,645,988; 6,489,346; 6,699,885; and 7,399,772) are invalid, unenforceable and/or will not be infringed by Par’s manufacture, use, or sale of the product for which the ANDA is submitted. In connection with litigation relating to Zegerid prescription products, the U.S. District Court for the District of Delaware ruled in April 2010 that these patents were invalid due to obviousness. Santarus filed an appeal of that decision in May 2010, and the appeal is pending.
     Santarus and Schering-Plough are evaluating their options in response to Par’s notice letter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: August 10, 2010	By: Name:	/s/ Gerald T. Proehl Gerald T. Proehl
	Title:	President and Chief Executive Officer